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                                                                   EXHIBIT 14(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 19, 1996, included in Principal Preservation Portfolio, Inc.'s Annual Report to Shareholders for the year ended December 31, 1995, which Annual Report is incorporated by reference in the Registration Statement, and to all references to our firm included in the Registration Statement.


                                      /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
February 21, 1996.